Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reporFts dated (i) January 16, 1998, except for
Note V, for which the date is February 27, 1998, on our audits for the consolidated financial statements and financial statement schedule of Berkshire Realty Company, Inc. and its Subsidiaries as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996, and 1995, (ii) August 28, 1998 on our audit of the statement of revenues over certain operating expenses of the Intercapital Portfolio for the year ended December 31, 1997, and (iii) September 11, 1998 on our audit of the statement of revenue over certain operating expenses of the Cooper Portfolio. We also consent to the reference to our firm under the caption "Experts".

                                                  /s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
November 23, 1998